SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                                January 14, 2005
                                (Date of Report)
                        (Date of earliest event reported)


                             JOHN WILEY & SONS, INC.
             (Exact name of registrant as specified in its charter)


                                    New York
                    (State or jurisdiction of incorporation)




0-11507                                       13-5593032
-------------------------------------         ----------------------------------
Commission File Number                        IRS Employer Identification Number


111 River Street, Hoboken NJ                  07030
--------------------------------------        ----------------------------------
Address of principal executive offices        Zip Code


Registrant's telephone number, including area code:        (201) 748-6000
                                                           ---------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications  pursuant to Rule 425 under the Securities Act(17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange  Act(17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))




                This is the first page of a four-page document.

Section 1 - Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement
               ------------------------------------------

               On January 13, 2005, John Wiley & Sons ("Wiley") entered into a Stock Repurchase Agreement with The Bass Management Trust, 820 Management Trust, Prime 66 Partners and Barbnet Investment Co. ("the Bass Group") pursuant to which Wiley has agreed to repurchase from the Bass Group an aggregate of one million shares of Wiley's Class A common stock (apportioned among the Bass Group in proportion to their relative stock interests in Wiley). Prior to giving effect to the stock repurchase agreement, the Bass Group beneficially owned approximately 11.2% of the outstanding Class A common stock; upon consummation of the transaction, the Bass Group will beneficially own approximately 9.1% of the outstanding Class A common shares. The price per share will be based on the average market price of the shares during the last week of January, less a discount, but will not be less than $32.23 nor more than $34.45. If the contractual purchase price is outside this range, the transaction may be terminated.

               The sale is scheduled to close on February 4, 2005 and is subject to customary additional terms and conditions. An amendment to the Bass Group Schedule 13D which contains the full text of the stock repurchase agreement and additional information has been filed contemporaneously with the Securities and Exchange Commission.

John Wiley & Sons, Inc. Announces Share Repurchase from Major Shareholder
-------------------------------------------------------------------------

Hoboken,  N.J.,  January 14, 2005-- John Wiley & Sons, Inc.  (NYSE:  JWa) (NYSE:
JWb) announced today that it has entered into an agreement to repurchase one million shares of its Class A stock from several entities associated with the Bass family of Fort Worth, Texas. These include The Bass Management Trust, 820 Management Trust, Prime 66 Partners and Barbnet Investment Co. ("the Bass Group").

In a filing with the Securities & Exchange Commission, the Bass Group stated that it has entered into this transaction to sell these shares (approximately 18% of its holdings in Wiley shares) for estate planning purposes. After the sale, the Bass Group will beneficially own approximately 4.6 million shares of Wiley Class A stock (approximately 9.1% of the Class A shares). The filing disclosed no further plans at this time either to purchase or sell additional Wiley shares.


Founded in 1807, John Wiley & Sons, Inc., provides must-have content and services to customers worldwide. Its core businesses include scientific, technical, and medical journals; encyclopedias, books, and online products and services; professional and consumer books and subscription services; and educational materials for undergraduate and graduate students and lifelong learners. Wiley has publishing, marketing, and distribution centers in the United States, Canada, Europe, Asia, and Australia. The company is listed on the New York Stock Exchange under the symbols JWa and JWb. Wiley's Internet site can be accessed at www.wiley.com.

                                    Signature



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                             John Wiley & Sons, Inc.




                             /S/ William J. Pesce
                             ---------------------------------
                             William J. Pesce
                             President and Chief Executive Officer